ESCROW AGREEMENT

THIS ESCROW AGREEMENT made as of the 27th day of April, 2000.

Between:

URBANA.CA, INC., of 22 Haddington Street, Cambridge, Ontario, N1R 2B9

And

GROOME CAPITAL.COM INC., of 900-20 Toronto Street, Toronto, Ontario, M5C
2B8

And

PACIFIC CORPORATE TRUST COMPANY, of 625 Howe Street, Suite 830,
Vancouver, British Columbia V6C 3B8

WHEREAS:

A. The Company and the Agent wish to close the Offering and require in connection with such closing that 15% of the gross proceeds received from Canadian subscribers be placed in escrow and have requested the Trustee to act as the escrow agent;

B. The Agency Agreement requires that 15% of the gross proceeds received from non U.S. subscribers in the Offering are to be held by the Trustee on the terms and conditions of this Agreement as the same may be amended or supplemented from time-to-time; and

C. The Trustee has agreed to act as escrow agent and trustee under this Agreement;

THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants contained herein, the parties agree as follows:

                               Article 1
                             Interpretation
1.1  Definitions

As used in this Agreement, including in the recitals, the following terms have the following meanings:

"Agency Agreement" means the agreement dated effective April 10, 2000 made between the Company and the Agent relating to the Offering;

"Agent" means Groome Capital.com Inc.;

"Closing Date" means the first closing date of the issuance of the Special Warrants to be conducted as on one or more closings, the first at which shall be on April 27, 2000 or such other day as may be agreed between the Company and the Agent;

"Commissions" means the Securities Commissions of British Columbia, Alberta, Ontario and Quebec;

"Company" means Urbana.ca, Inc.;

"Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Company;

"Distribution" means the issuance of Unit Shares and Warrants to the holders of Special Warrants on the exercise or deemed exercise of the Special Warrants;

"Effective Registration" means the registration of the resale of the Unit Shares and the Common Shares issuable upon the exercise of the Warrants pursuant to a Registration Statement filed in compliance with the United States Securities Act of 1933, as amended and the declaration or ordering of the effectiveness of such Registration Statement (the

"Confirmation") by the United States Securities and Exchange Commission.

"Escrowed Funds" means the Holdback and all proceeds of investment and reinvestment thereof from time-to-time;

"Holdback" means 15% of the gross proceeds received from non U.S.
subscribers in the Offering on the Closing Date as set out in Schedule "A" hereto, being the sum of $158,997.94;

"Offering" means the Company's sale of up to 20,000,000 Special Warrants to be effected through one or more closings;

"Prospectus" means, a prospectus, including any amendments thereto, which upon issuance of a receipt by each at the Commissions for the final prospectus will qualify the Distribution;

"Qualified Investments" means those investments in which the Escrowed Funds may be invested and reinvested in accordance with this Agreement, being short-term interest-bearing or discount obligations issued or guaranteed by the Government of Canada or other short-term investment-grade debt obligations as may be agreed to from time-to-time by the Company and the Agent in writing;

"Registration Statement" means a registration statement of the Company under the United States Securities Act of 1933, as amended;

"Special Warrants" means special warrants issued by the Company pursuant to the Offering;

"Trustee" means Pacific Corporate Trust Company;

"Underlying Securities" means the Unit Shares and Warrants issuable on the exercise of the Special Warrants;

"Unit Shares" means the Common Shares issued by the Company on the exercise of the Special Warrants;

"Warrants" mean the whole common share purchase warrants to be issued by the Company on the exercise of the Special Warrants.

1.2  Headings

The division of this Agreement into Articles and paragraphs and the provision of headings therefor are for convenience of reference only and do not affect or limit its construction or interpretation.

1.3  Gender and Number

References to gender include all genders and, except where the context otherwise requires, the singular includes the plural and vice-versa.

1.3 Business Day

Any action or payment required or permitted to be taken or made hereunder on a day that is not a business day in Vancouver, British Columbia may be taken or made on the next succeeding business day.

1.5  Dollar Amounts

Unless otherwise herein specially provided all references herein to dollar amounts are references to U.S. currency.

                                 Article 2
                             Closing in Escrow

2.1  Delivery to Trustee

Subject to the provisions of section 4.1 hereof, the Company and the Agent agree that the Escrowed Funds shall be held by the Trustee in escrow in accordance with the terms of this Agreement until the earlier to occur (the "Escrow Expiry") of:\

(a)  4:30 p.m. on April 26, 2001; and

(b) the date on which the Trustee receives written notice from the Agent that both a receipt for the final Prospectus has been issued by each of the Commissions where qualification is required and the Confirmation has been received.

                                Article 3
               Deposit of Holdback, Qualified Investments

3.1  Deposit of Holdback with Trustee

The Company hereby deposits the Holdback in the amount of $158,997.94 and the Trustee hereby acknowledges receipt of the same with the Trustee on the terms and conditions of this Agreement.

3.2  Qualified Investments

Pending distribution of all of the Escrowed Funds in accordance with
Article 4, the Trustee will hold, invest and reinvest the balance of the Escrowed Funds held by it from time-to-time, in Qualified Investments at the written direction of the Company. Pending receipt by the Trustee of such written direction, the Trustee will place and deposit, as soon as practicable, the Escrowed Funds in interest-bearing accounts of a Canadian Schedule I chartered bank or other senior Canadian financial institution (the "Deposit Account") at the then current rate of interest on similar deposits. Such written direction will specify the maturity dates of such Qualified Investments so as to allow the Trustee to comply with its obligations under Article 4 but in no event shall the Qualified Investments have a maturity date in excess of 60 days. Such written direction, to be effective, will be given on a business day, provided that if such direction is given after 11:00 a.m. (Vancouver time) on any business day it will be effective on the next succeeding business day. Such written direction may also direct the Trustee to realize on all or a portion of the Qualified Investments in anticipation of the distribution of the Escrowed Funds pursuant to Article 4. In the event the Trustee is unable to invest the Escrow Funds in Qualified Investments with the maturity dates specified in any written direction to the Trustee, the Trustee shall maintain the Escrow Funds in the Deposit Account. All Qualified Investments will be registered in the name of the Trustee and will be retained by the Trustee either through Canadian Depository for Securities Limited or in safekeeping in the City of Vancouver and, for such purpose, may be placed in the vaults of the Trustee or any Canadian chartered bank or trust company, or deposited for safekeeping with such bank or trust company.

                                Article 4
                     Distribution of Escrowed Funds

4.1  Release of Escrowed Funds

Subject to paragraph 4.2, the Trustee will release the Escrowed Funds to the Company on the earlier of:

(a) the dates on which holders convert, from time-to-time, their Special Warrants into the Underlying Securities, with respect only to the Escrowed Funds pertaining to the Special Warrants so converted and subject to the Company providing the Trustee with written evidence of such conversion by the holder or by direct receipt from the holder of a duly completed and signed Exercise and Subscription Form in the form attached as a Schedule to the Special Warrant Certificate evidencing the Special Warrants; and

(b)  the Escrow Expiry.

For the purposes of clause 4.1(a) "Escrow Funds pertaining to the Special Warrants converted" shall mean 15% of the gross proceeds paid by the holder for that number of Special warrants which have been converted by such holder plus the proceeds of investment and reinvestment attributable to such amount.

4.2  Notice of Release to Agent and to Company

The Trustee shall, concurrently with each release of Escrowed Funds from time-to-time, give written notice to the Agent and the Company of the same.

4.3  Method of Distribution and Delivery

(a) All distributions of money will be made by cheque drawn upon a Canadian Schedule I chartered bank made payable to or to the order of the Company.

(b) The delivery of a cheque by the Trustee as required hereunder will satisfy and discharge the liability for any amounts due to the extent of the sum or sums represented thereby, unless such cheque is not honoured on presentation; provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Trustee, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and an indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

                              Article 5
                       Concerning the Trustee

5.1  Remuneration and Expenses

The Company covenants that it will pay to the Trustee the fees agreed to by the Company and the Trustee from time-to-time for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses and distributions of the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its legal counsel and all other advisers, experts, accountants and assistants not regularly in its employ) until all duties of the Trustee hereunder have been finally and fully performed, except any such expense or disbursements in connection with or related to or required to be made as a result of the negligence, wilful misconduct or bad faith of the Trustee.

5.2  Resignation and Replacement

The Trustee may resign its position hereunder and be discharged from all further duties and liabilities hereunder after giving not less than 90 days' notice in writing to the Company and the Agent; provided that such shorter notice may be given as the Company and Agent will accept as sufficient. In the event that the office of trustee becomes vacant by resignation or incapacity to act or otherwise, the Company and Agent will appoint in writing a new trustee in place of the trustee vacating office. If the Company and Agent fail for a period of 10 days to make such appointment, then the retiring or former trustee may apply to a Judge of the Supreme Court of British Columbia, at the expense of the Company, for the appointment of a new trustee after such notification to the Company as such Judge may order. On any new appointment and upon payment to the Trustee vacating office of any amounts owing to it hereunder, the former trustee will transfer to the new trustee all the Escrowed Funds (whether in the form of cash or Qualified Investments) and the new trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Trustee hereunder without any further assurance, conveyance, act or deed; but if for any reason it becomes necessary or expedient to execute any further deed or assurance the same will be done at the expense of the Company and may and will be legally and validly executed by the former Trustee.

5.3  Reliance

The Trustee will be entitled to take legal or other advice and employ such assistance as in its judgment, acting reasonably, may be necessary for the proper discharge of its duties and the determination of its rights hereunder and, if acting in good faith, may act and rely upon the opinion, information or advice of counsel or any other independent expert or adviser retained by it, and the Trustee may act on and rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates, notices, statements, directions, instruments or other evidence furnished to the Trustee pursuant to any provision hereof and the Trustee will not be responsible for any loss resulting from any action or inaction taken in good faith in reliance upon such opinion, information or advice.

5.4  Disagreements

In the event of any disagreement arising regarding the terms of this Agreement, the Trustee will be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement in writing between the parties, by arbitration or mediation or by a court of competent jurisdiction.

5.5  Accounting

The Trustee will maintain accurate books, records and accounts of the transactions effected or controlled by the Trustee hereunder and the receipt, investment, reinvestment and distribution of the Escrowed Funds and will provide to the Company and the Agent records and statements thereof upon request.

5.6  Standard of Care

In the exercise and discharge of its rights and duties hereunder, the Trustee will act honestly and in good faith with a view to the best interests of the persons having an interest in the Escrowed Funds and will exercise that degree of care, diligence and skill that a reasonably prudent professional trustee would exercise in comparable circumstances.

5.7  Acceptance of Trust

The Trustee hereby accepts the covenants, trusts and obligations of this Agreement declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth and to hold and exercise the rights, privileges and benefits conferred upon it hereby in trust for and on behalf of the persons having an interest in the Escrowed Funds.

5.8  Indemnity

Except for acts of negligence, wilful misconduct or bad faith, the Trustee will not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, and the Company hereby indemnifies and saves harmless the Trustee and its officers from and against all claims, demands, actions, suits, liabilities or other proceedings by whomsoever made, prosecuted or brought and from all losses (other than loss of the Trustee's profits), costs, damages and expenses (including legal and advisory expenses) in any manner based upon, occasioned by or attributable to any act of the Trustee in the execution of its duties hereunder. It is understood and agreed that this indemnification will survive the termination or resignation of the Trustee hereunder.

5.9  Indemnification for Withholding Tax Liability

The Company will indemnify the Trustee in respect of any obligation to withhold any monies to be remitted to Revenue Canada, Taxation. The Trustee also will not be obligated to account to Revenue Canada, Taxation with respect to any taxes accruing as a result of either the deposit or distribution of any funds hereunder.

5.10  Miscellaneous

(a) The Trustee will not be liable for any loss of the Escrowed Funds due to the insolvency, negligence or malfeasance of any financial institution with whom the Escrowed Funds have been deposited or in whose securities the same have been invested in accordance with this Agreement.

(b) The Trustee will be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it in accordance with the terms of this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

(c) The Trustee will disburse monies according to this Agreement only to the extent that monies have been deposited with it.

5.11  Completion of Trustees Obligations

Upon payment of the entire amount of the Escrow Funds to or to the order of the Company in accordance with the terms of this Agreement, as the same may be amended or supplemented from time-to-time, the Trustee shall have no further duties or obligations hereunder and shall be released from any further duties or obligations hereunder.

                                Article 6
                                 General

6.1  Amendment

This Agreement may be amended, with or without the approval of the Trustee, for the purposes of evidencing the succession to the Trustee or another trustee and the transfer to and assumption by any such successor of the rights, privileges and obligations of the Trustee hereunder. In addition, to the extent that there are one or more closings in respect to the issuance of Special Warrants which occur after the Closing Date and prior to the Escrow Expiry (the "Subsequent Closings"), then the parties shall either amend this Agreement to reflect the additional Holdback and Escrow Funds to be maintained by the Trustee or shall enter into a new agreement with respect to Holdback required in respect of the Subsequent Closings on substantially the same terms and conditions as contained in this Agreement.

6.2  Assignment

This Agreement may not be assigned by any party without the consent in writing of the other parties. This Agreement will enure to and bind the parties and their lawful successors and permitted assigns.

6.3  Waiver

No act, omission, delay, acquiescence or course of conduct on the part of any party, other than a specific written instrument, will constitute a waiver of or consent to any breach or default by any other party hereto, or affect or limit the right of any party to insist on strict or timely performance of the obligations of any other party.

6.4  Severability

The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

6.5  Notices

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement by a party to another will be deemed to be validly given if delivered or if transmitted by fax:

(i)  if to the Company:

Urbana.ca Inc..
22 Haddington Street
Cambridge, ON N1R 2B9
Attn:  Mr. Jason Cassis
Fax:  (519) 740-1190

with a copy to:

Maitland & Company
625 Howe Street, Suite 700
Vancouver, B.C.  V6C 2T6
Attn:  Mr. Christopher D. Farber
Fax:  (604) 681-3896

(ii)  if to the Agent:

Groome Capital.com Inc.
20 Toronto Street, Suite 900
Toronto, ON   M5C 2B8
Attn:  Mr. Gordon Larock
Fax:  (416) 861-9992

with a copy to:

Fraser Milner
1 First Canadian Place
100 King Street West
Toronto, ON M5X 1B2
Attn:  Mr. Rubin Rapuch
Fax:  (416) 863-4592

(iii)  if to the Trustee:

Pacific Corporate Trust Company
Suite 830, 625 Howe Street
Vancouver, B.C.   V6C 3B8
Attn:  Mr. Marc Castonguay
Fax:  (604) 689-8144

and any notice given in accordance with the foregoing will be deemed to have been received on the date of delivery or, if transmitted by fax, on the first business day following the date of transmission.

(b) The parties may, from time-to-time, notify the others, in the manner provided above, of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of such party for all purposes of this Agreement.

6.6  Further Assurances

Each of the parties will do or cause to be done all such acts and things and will execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

6.7  Counterpart Execution and Fax Delivery

This Agreement may be executed in any number of counterparts, all of which taken together will form one and the same instrument and each of which will be deemed to be an original. This Agreement may be delivered by fax.

6.8  Governing Law

This Agreement and the rights and obligations of the parties hereunder will be governed by and interpreted exclusively in accordance with the laws of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

URBANA.CA INC.


By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer


GROOME CAPITAL.COM INC.


By: /s/  Donald Page
Donald Page, Vice President


PACIFIC CORPORATE TRUST COMPANY


By: /s/  John Halse
John Halse, President


By: /s/  Marc Castonguay
Marc Castonguay, Vice President